Exhibit 23.2

SCOTT WILSON RPA

www.scottwilson.com

www.scottwilsonmining.com

Suite 501
55 University Ave.
Toronto, Ontario
M5J 2H7
Tel: (416) 947-0907
Fax: (416) 947-0395
Email: graham.clow@scottwilson.com

VIA SEDAR

Ontario Securities Commission

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission (Securities Division)

Manitoba Securities Commission

Autorité des marchés financiers

New Brunswick Securities Commission

Nova Scotia Securities Commission

Newfoundland and Labrador, Securities Division, Department of Government Services and Lands

Registrar of Securities, Prince Edward Island

Re: Filing of Technical Report on the the Lac des Iles Project, Thunder Bay, Ontario

I, Graham G. Clow, P.Eng., do hereby consent to the filing of the report titled “Technical Report on the Lac des Iles Project, Thunder Bay, Ontario, Canada” (the Report), prepared for North American Palladium Ltd. and dated October 31, 2007, on SEDAR. I also consent to the filing of the Report with the securities regulatory authorities referred to above and any publication by them, including electronic publication in the public company files on their websites accessible by the public.

Dated this 31st day of October, 2007

(Signed)

Graham G. Clow, P.Eng.

Principal Mining Engineer and Managing Director

Scott Wilson Roscoe Postle Associates Inc.